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                                  EXHIBIT 21.1
                     SUBSIDIARIES OF DOANE PET CARE COMPANY
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
  Name of Subsidiary          Place of Incorporation/Organization
  ------------------          -----------------------------------
DPC International Limited              United Kingdom
Doane Pet Care Spain, S.A.             Spain
IPES IBERICA, S.A.                     Spain
Effeffe, S.p.a.                        Spain
Doane/Windy Hill                       Delaware
  Joint Venture Corp.
Doane/Windy Hill Joint                 Texas
  Venture, LLC
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